UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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AMPEX CORPORATION
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1228 Douglas Avenue

Redwood City, California 94063

April 14, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Ampex Corporation, to be held at The Peninsula Hotel, located at 700 Fifth Avenue and 55th Street, New York, New York 10019, on Friday, May 19, 2006 at 10:00 a.m.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of 2006 Annual Meeting of Stockholders and proxy statement. A proxy card, as well as a copy of the Company’s 2005 Annual Report, is included with the proxy statement. These materials are being sent to stockholders on or about April 14, 2006.

It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend. Accordingly, please take a moment now to complete, sign, date and mail the enclosed proxy card.

We look forward to seeing you at the Meeting.

Sincerely,

Edward J. Bramson
Chairman

1228 Douglas Avenue
Redwood City, California 94063

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Ampex Corporation, a Delaware corporation (the “Company”), will be held at The Peninsula Hotel, located at 700 Fifth Avenue and 55th Street, New York, New York 10019, on Friday, May 19, 2006 at 10:00 a.m. for the following purposes:

1.                                       To elect two Class III directors to serve until the 2009 Annual Meeting of Stockholders.

2.                                       To vote on a proposal to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3.                                       To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on March 22, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. If you are not a holder of record but hold your shares in a brokerage account in the broker’s name or through a bank or other nominee (i.e., in “street name”), and you plan to attend the Annual Meeting, you will be asked to provide proof of beneficial ownership as of the Record Date, such as a recent bank or brokerage account statement, a copy of the voter instruction form provided by your bank, broker or nominee, or similar evidence of ownership.

Please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

By Order of the Board of Directors

Edward J. Bramson
Chairman

Redwood City, California

April 14, 2006

Whether or not you expect to attend the Annual Meeting, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope.

TABLE OF CONTENTS

VOTING RIGHTS

SOLICITATION AND REVOCABILITY OF PROXIES

COMPANY BACKGROUND

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS

Background

Election of Class III Directors

Directors/Nominees

Class I Directors

Class II Director

Class III Directors/Nominees

Board and Committee Meetings

Stockholder Communications with the Board

Directors’ Compensation

Compensation Committee Interlocks and Insider Participation

Code of Ethics

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Audit Fees

Audit Related Fees

Tax Fees

All Other Fees

Pre-Approval by Audit Committee

Work Performed by BDO’s Full-Time, Permanent Employees

AUDIT COMMITTEE REPORT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

General

Security Ownership of Certain Beneficial Owners

Security Ownership of Management

Section 16(a) Beneficial Ownership Reporting Compliance

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

Summary Compensation Table

Termination of Employment and Change-in-Control Arrangements

Option/SAR Grants

Option/SAR Exercises and Values

Pension Plan

COMPENSATION COMMITTEE REPORT

STOCK PERFORMANCE GRAPH

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

OTHER BUSINESS

“HOUSEHOLDING” OF DOCUMENTS

ANNUAL REPORT ON FORM 10-K

ENCLOSURE:	Ampex Corporation 2005 Annual Report

AMPEX CORPORATION

PROXY STATEMENT

April 14, 2006

The Board of Directors of Ampex Corporation, a Delaware corporation (referred to throughout this proxy statement as “Ampex,” the “Company,” “we” or “our”), is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders to be held at The Peninsula Hotel, located at 700 Fifth Avenue and 55th Street, New York, New York 10019, on Friday, May 19, 2006 at 10:00 a.m. (the “2006 Annual Meeting” or the “Meeting”). Only holders of record of our Class A Common Stock, $0.01 par value per share (“Class A Stock”), at the close of business on March 22, 2006 will be entitled to vote. This proxy statement and the accompanying proxy card or voter instruction form were first mailed to stockholders on or about April 14, 2006. An Annual Report containing all the information specified under the applicable rules of the Securities and Exchange Commission (the “SEC”) was mailed to each stockholder concurrently with a copy of this proxy statement.

VOTING RIGHTS

Only holders of record of our Class A Stock at the close of business on March 22, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the 2006 Annual Meeting. At the close of business on the Record Date, there were 3,820,273 shares of Class A Stock outstanding and entitled to vote, and no shares held in treasury. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Class A Stock entitled to vote at the Meeting (1,910,137 shares) will constitute a quorum for the transaction of business. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, each holder of Class A Stock will be entitled to one vote for each share held as of the Record Date. Directors will be elected by a plurality of the votes cast in the election of directors. Shares of Class A Stock may not be voted cumulatively for the election of directors. Approval of Proposal No. 2 will require the affirmative vote of the holders of a majority of the shares of Class A Stock present, in person or by proxy, and entitled to vote at the Meeting.

If you properly sign and return the enclosed proxy card, your shares represented thereby will be voted. If you specify in the proxy card how your shares are to be voted, they will be voted as specified. If you do not specify how your shares are to be voted, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board’s recommendations are set forth below the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•                  for our nominees for election to the Board (see Proposal No. 1); and

•                  for ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal 2006 (see Proposal No. 2).

All of the foregoing matters have been proposed by Ampex, and none of them are related to or conditioned on the approval of any other matters. With respect to any other matters that properly come before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you are not a holder of record of Class A Stock but you hold your shares in street name, you are considered the beneficial owner of our Class A Stock and these proxy materials are being forwarded to you, together with a voter instruction form, by your bank, broker or nominee, as the case may be. As a beneficial owner, you have the right to direct your bank, broker or nominee how to vote your shares and you are also invited to attend the Annual Meeting. Please refer to the voter instruction form provided to you by your bank, broker or nominee for instructions on directing the record holder how to vote your shares.

If you wish to vote your shares in person at the Annual Meeting, you must obtain a “legal proxy” from the bank, broker or nominee that holds your shares, issued in your name, which gives you the right to vote the shares at the Annual Meeting. Please contact your bank, broker or nominee for information on how to obtain a legal proxy.

Our transfer agent will tabulate all votes cast. Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal (other than with respect to the proposal relating to the election of directors). Brokerage firms, banks and other nominees have authority to vote their customers’ unvoted shares on some “routine” matters. We believe that Proposal 1 and Proposal 2 are routine matters. If you are a beneficial owner of Class A Stock and you hold your shares in street name, and you don’t vote your shares, the nominee may exercise discretion to vote your shares for or against a routine proposal or to leave your shares unvoted. If the nominee entitled to vote your shares leaves them unvoted or does not have discretionary voting authority to vote on a specific proposal, it is called a “broker non-vote.”  A broker non-vote will be counted as present in determining whether a quorum exists, but will be disregarded in determining whether a proposal has been approved.

SOLICITATION AND REVOCABILITY OF PROXIES

Ampex is soliciting proxies in the enclosed form, and will pay the expenses of soliciting such proxies. Following the original mailing of the proxies and other soliciting materials, Ampex and/or its agents may also solicit proxies by mail, telephone, telegraph, facsimile or in person. We do not currently expect that we will retain a proxy solicitation firm. Following the original mailing of the proxies and other soliciting materials, we will request brokers, custodians, nominees and other record holders of our Class A Stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Class A Stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

If you are a holder of record and you sign a proxy in the form accompanying this proxy statement, you will have the power to revoke it prior to the 2006 Annual Meeting, or at the Meeting prior to the vote pursuant to the proxy. You may revoke your proxy by: (i) delivering a written notice to the Company stating that the proxy is revoked; (ii) executing a subsequent proxy in the same name and presenting it at the Meeting; or (iii) attending the Meeting and voting in person. If your shares are held of record by a bank, broker or other nominee (i.e., in “street name”), you may change your vote by submitting a new voter instruction form to your bank, broker or nominee or, if you have obtained a legal proxy from the record holder giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

COMPANY BACKGROUND

Ampex is a leading innovator and licensor of visual information technology. During our 61-year history, we have developed substantial proprietary technology relating to the electronic storage, processing and retrieval of data, particularly images. We currently hold approximately 550 patents and patent applications covering digital image-processing, digital image compression and recording technologies. We leverage our investment in technology through our corporate licensing division, which licenses our patents to manufacturers of consumer electronics products. Through our wholly-owned subsidiary, Ampex Data Systems Corporation (“Data Systems”), we also incorporate this technology in the design and manufacture of very high performance data storage products, principally used in defense applications to gather digital images and other data from aircraft, satellites and submarines. These products are also used in flight and sensor test applications.

We have two business segments, which we refer to as our Recorders segment and our Licensing segment. Our Recorders segment primarily includes the sale and service of data acquisition and instrumentation recorders (which record data and images, rather than computer information), and to a lesser extent mass data storage products, all of which are made by our manufacturing subsidiary, Data Systems. Our Licensing segment involves the licensing of our intellectual property to manufacturers of consumer digital video products through our corporate licensing division.

We incorporated in Delaware in January 1992 as the successor to a business originally organized in 1944. References to “Ampex,” the “Company,” “we” or “our” include subsidiaries and predecessors of Ampex Corporation, unless the context indicates otherwise.

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS

Background

The number of directors comprising our full Board of Directors is five, divided into three classes, designated Class I, Class II and Class III. The Class I directors (Edward J. Bramson and William A. Stoltzfus, Jr.) were elected at the 2004 Annual Meeting of Stockholders for three-year terms that will expire at the 2007 Annual Meeting of Stockholders. The Class II director (Douglas T. McClure, Jr.) was elected at the 2005 Annual Meeting for a three-year term that will expire at the 2008 Annual Meeting of Stockholders. The Class III directors (Craig L. McKibben and Peter Slusser) to be elected at the 2006 Annual Meeting of Stockholders will serve for three-year terms that will expire at the 2009 Annual Meeting. A director may not be removed from office before the expiration of his elected term except for cause, and only with the approval of the holders of a least 80% of the Company’s voting stock.

Each of our current Class III directors, Messrs. McKibben and Slusser, has been nominated for reelection as a Class III director by our Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee. (See “Board and Committee Meetings — Nominating and Corporate Governance Committee,” below.)  Following the 2006 Annual Meeting, we will have two Class I directors, one Class II director and two Class III directors constituting the full Board.

Election of Class III Directors

At the 2006 Annual Meeting, stockholders will elect two Class III directors who will hold office until the 2009 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until their earlier resignation, removal for cause or death. The Class III directors will be elected by a plurality vote of the holders of Class A Stock represented and voting at the Meeting. Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by our management, unless the proxy is marked in such a manner as to withhold authority to so vote. If a nominee for any reason is unable to serve or for good cause will not serve, the Board may designate a substitute nominee, in which case the persons named as proxies will vote for the substitute nominee designated by the Board. We are not aware that our nominees will be unable to, or for good cause will not, serve as directors.

Directors/Nominees

Certain information concerning our incumbent directors, as well as the nominees for election as Class III directors, is set forth below.

Name of Director	Age	Principal Occupation	Director Since

Class I Directors:

Edward J. Bramson(1)	55	Director, Chairman of the Board and Chief Executive Officer of the Company	1992

William A. Stoltzfus, Jr. (2)	81	Retired Vice President, Chemical Bank	1992

Class II Director:

Douglas T. McClure, Jr. (2)	53	Partner, G.C. Andersen Partners, LLC	1995

Class III Directors/Nominees:

Craig L. McKibben(1)	55	Director, Vice President, Chief Financial Officer and Treasurer of the Company	1992

Peter Slusser(2)	76	President and Chief Executive Officer, Slusser Associates, Inc.	1992

(1)          Member of Executive Committee.

(2)          Member of Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Stock Incentive Plan Committee and Stock Bonus Plan Committee.

Class I Directors

Edward J. Bramson is our Chairman of the Board and Chief Executive Officer. He has been an officer and director of Ampex and our predecessors since 1987, and has been our Chief Executive Officer since January 1991. Mr. Bramson is also president and a director of AFC Holdings Corporation, a wholly-owned subsidiary of the Company. He serves as chairman and chief executive officer of Sherborne Holdings Incorporated, Sherborne & Company Incorporated and Second Jeffson Corporation, and is a limited partner of Newhill Partners, L.P. These entities, which are private investment holding companies, may be deemed to be our affiliates. Mr. Bramson is also an officer, director and stockholder of HIP-IV Incorporated (“HIP-IV”), a privately-held investment company, and since September 2005 has been a stockholder and director of Hanover General Partner I and certain affiliated entities comprising a hedge fund (the “Hanover Fund”) advised by an affiliate of Hanover Investors Ltd., a UK financial advisory firm. He also serves as a director of Hillside Capital Incorporated, a private industrial holding company with which he has been associated since 1976, and since June 2, 2005 has served on the board of Elementis Group plc, a global specialty chemical business, and is currently its Executive Chairman. Mr. Bramson previously served as chairman from October 2003 to July 2004, and a non-executive director from July 2004 to April 2005, of 4imprint Group, plc, a company listed on the London Stock Exchange.

William A. Stoltzfus, Jr. has been a director of Ampex since September 1992. Mr. Stoltzfus was a Vice President of Chemical Bank from 1984 through his retirement in 1992, where he was responsible for marketing the bank’s products in the Middle East. From 1972 to 1976, Mr. Stoltzfus was the U.S. Ambassador to Kuwait.

Class II Director

Douglas T. McClure, Jr., the Class II director, has been a director of Ampex since February 1995. Mr. McClure has been a partner with G. C. Andersen Partners, LLC, a merchant banking firm, since January 2002. Prior to that, he was a Managing Director of The Private Merchant Banking Company, a position he held since February 1996. From 1992 to 1994, he was a Managing Director of New Street Capital Corporation, a merchant banking firm, and from 1987 to 1992, he was a Managing Director of Drexel Burnham Lambert Incorporated.

Class III Directors/Nominees

Craig L. McKibben is Vice President, Chief Financial Officer and Treasurer of Ampex. Mr. McKibben has been an officer and a director of Ampex and our predecessors since 1989. He also serves in the following capacities with our other subsidiaries: as vice president and treasurer of Ampex Data Systems Corporation and AFC Holdings Corporation, as director, vice president and treasurer of Ampex Holdings Corporation, and as director, president and chief financial officer of Ampex Finance Corporation. Mr. McKibben is also an officer and director of Sherborne Holdings Incorporated and Sherborne & Company Incorporated, an officer of Second Jeffson Corporation, and an officer and stockholder of HIP-IV. Since September 2005, Mr. McKibben has served as director of Hanover General Partner I and certain affiliated entities comprising the Hanover Fund. From 1983 to 1989, he was a partner at the firm of Coopers & Lybrand L.L.P., a predecessor of PricewaterhouseCoopers LLP, independent public accountants.

Peter Slusser has been a director of Ampex since March 1992. Since July 1988, Mr. Slusser has been the President and Chief Executive Officer of Slusser Associates, Inc., a private investment banking company. From December 1975 to March 1988, he was Managing Director and Head of Mergers and Acquisitions for PaineWebber Incorporated. Mr. Slusser currently serves as a director of Sparton Corporation, an undersea defense products and electronics contract manufacturer, and a director and Audit Committee member of Unigene Laboratories, Inc., a biopharmaceutical company engaged in the research, innovation and delivery of small proteins for medical use. He is also a director of Sherborne Holdings Incorporated.

The Board recommends a vote FOR the election of Craig L. McKibben and Peter Slusser as Class III directors.

Board and Committee Meetings

The Company’s policy is to encourage members of our Board of Directors to devote adequate time and attention to fulfilling their responsibilities as directors, including by attending meetings of our stockholders, Board and Board committees on which they serve. During the year ended December 31, 2005, our Board met eight times. Each director who served on the Board during fiscal 2005 attended at least 75% of the total number of meetings of the Board and Board committees on which he served. All of our Board members attended our 2005 Annual Meeting of Stockholders in New York, New York. Our “independent” directors (within the meaning of the listing standards of The NASDAQ Stock Market, Inc. (“Nasdaq”)) also hold two additional meetings a year without the presence of management.

Standing committees of the Board include an Executive Committee, an Audit Committee (established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), a Nominating and Corporate Governance Committee, a Compensation Committee, a Stock Incentive Plan Committee and a Stock Bonus Plan Committee.

Executive Committee. Messrs. Bramson and McKibben are currently members of the Executive Committee. The Executive Committee generally is authorized to exercise all power and authority of the Board to the extent permitted by Delaware law, except for amending our Certificate of Incorporation or By-Laws, issuing stock or taking certain actions relating to a corporate merger, consolidation or dissolution. The Executive Committee did not meet during fiscal 2005.

Audit Committee. Messrs. McClure, Slusser and Stoltzfus are currently members of the Audit Committee. Each of them is “independent,” within the meaning of the Nasdaq listing standards. The Board has determined that each of Messrs. McClure and Slusser qualifies as an “audit committee financial expert” within the meaning of the SEC regulations. Mr. McKibben serves as Secretary, but is not a member, of the Audit Committee. The functions of the Audit Committee are described below under the heading “Audit Committee Report” and in its charter, which was attached to our 2005 proxy statement. The Audit Committee met eight times during fiscal 2005.

Nominating and Corporate Governance Committee. In August 2005, our Board of Directors adopted the charter for its Nominating and Corporate Governance Committee. This charter is available on our website (www.ampex.com). Messrs. McClure, Slusser and Stoltzfus are currently members of the Nominating and Corporate Governance Committee. Each of them is “independent” within the meaning of the Nasdaq listing standards. This committee did not meet during fiscal 2005.

In addition to its charter, the Committee operates in accordance with the Company’s Policy Regarding Director Nominations and Stockholder Communications with the Board and Corporate Governance Guidelines. These policies are also available on our website (www.ampex.com). Under the charter and policies, the Committee evaluates and recommends candidates for the Board, assesses the performance of the Board and recommends compensation and other benefits for Board members, among other things. The Committee considers director candidates recommended from a variety of sources, including nominees recommended by the Company’s Board, management, stockholders and third parties, which may from time to time include executive or other search firms.

In evaluating potential nominees, the members of the Committee consider such factors as they deem appropriate, including the current Board composition and whether the candidate would qualify as independent, as well as the candidate’s overall skills and experience, other board service and business and professional commitments.

Stockholders may recommend director candidates by submitting the name and pertinent information about each candidate to the Board in accordance with the procedures described below under “Stockholder Communications with the Board.”  The Committee will consider such candidates, and will evaluate them on the same basis as candidates recommended by our management, the Board, the Committee and any third parties. Stockholders of record may also nominate directors for election to the Board by following the procedures described in our By-Laws.

Compensation Committee. Messrs. McClure, Slusser and Stoltzfus are currently members of the Compensation Committee. The Compensation Committee determines salaries and other compensation for our executive officers (except for compensation under the 1992 Stock Incentive Plan and the 2000 Stock Bonus Plan, which is determined by the Stock Incentive Plan Committee and the Stock Bonus Plan Committee, respectively). Mr. Bramson resigned from the Compensation Committee in March 2005. Prior to his resignation, Mr. Bramson abstained from decisions regarding his own compensation. The Compensation Committee met twice during fiscal 2005.

Stock Incentive Plan Committee. Messrs. McClure, Slusser and Stoltzfus are currently members of the Stock Incentive Plan Committee. The function of the Stock Incentive Plan Committee is to administer our 1992 Stock Incentive Plan and any successor or additional stock incentive plans. The Stock Incentive Plan Committee met twice during fiscal 2005.

Stock Bonus Plan Committee. Messrs. McClure, Slusser and Stoltzfus are currently members of the Stock Bonus Plan Committee. The Stock Bonus Plan Committee administers and has the power to interpret our 2000 Stock Bonus Plan. Upon recommendation of management, the Stock Bonus Plan Committee has the power to determine the individuals eligible to receive awards under the 2000 Stock Bonus Plan, and the terms of those awards, subject to the limits set forth in the 2000 Stock Bonus Plan. The Stock Bonus Plan Committee did not meet during fiscal 2005.

Stockholder Communications with the Board

As described above, our Board of Directors has adopted a Policy Regarding Director Nominations and Stockholder Communications with the Board, a copy of which is available on our website (www.ampex.com). Under the policy, stockholders who wish to contact the Board, a Board committee or any individual Board members may do so by writing to the Company’s Secretary, Joel D. Talcott, Esq., at Ampex Corporation, 1228 Douglas Avenue, Redwood City, CA 94063. The Secretary will collect and organize all stockholder communications, and determine which of them will be relayed to the Board or individual members, as appropriate, depending upon the specific facts and circumstances outlined in each communication, and any processing instructions that the Secretary may have received from time to time from the Board or individual Board members. For example, communications relating to the Company’s accounting, internal controls and auditing matters may be referred to the Audit Committee or its individual members for review.

Directors’ Compensation

Directors who are officers of Ampex receive no additional compensation for serving on our Board of Directors or any Board committee. For 2005, we paid each non-employee director a retainer of $22,500 for service on the Board and Board committees, and an incremental fee of $2,500 for service on the Audit Committee. Non-employee directors are also entitled to reimbursement of their related out-of-pocket expenses. In addition, we granted to each non-employee director a nonqualified option under our 1992 Stock Incentive Plan to acquire 1,000 shares of Class A Stock, at an exercise price of $38.25 per share. These options will become vested in full on the date of the 2006 Annual Meeting, and will expire approximately 15 months thereafter.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, Messrs. Bramson, McClure, Slusser and Stoltzfus served as members of the Board’s Compensation Committee. Mr. Bramson resigned from the committee in March 2005. Prior to his resignation, he did not participate in decisions with respect to his own compensation. During our 2005 fiscal year, we held a secured promissory note issued by Second Jeffson Corporation (“SJC”), an affiliated corporation controlled by Mr. Bramson, in which Mr. McKibben is also an officer. Also during 2005, we paid approximately $1.0 million of consulting fees to a British financial advisory company and entered into certain related transactions with HIP-IV, an entity affiliated with Messrs. Bramson and McKibben. These transactions are more fully described below under the caption “Certain Relationships and Related Transactions.”

During fiscal 2005, Mr. McKibben was an executive officer of Ampex and a director of Sherborne Holdings Incorporated (“SHI”) and Sherborne & Company Incorporated (“SCI”), each of which had an executive officer (Mr. Bramson) who served as a director of Ampex and, until March 2005, on its Compensation Committee. In addition, during fiscal 2005, Mr. Bramson was an executive officer of Ampex, and a director of SHI, SCI, FJC, SJC and HIP-IV. During fiscal 2005, each of these entities had an executive officer (Mr. McKibben) who served as a director of the Company.

Code of Ethics

We have a Proper Business Practices Policy, which is a code of business conduct and ethics that applies to all of our employees, including our Chief Executive Officer, our Chief Financial Officer and our Controller. The policy relates to legal compliance, conflicts of interest, record-keeping, financial reporting and other matters. Our Board has also adopted a Code of Ethics specifically for our CEO and all financial officers and executives, including our CFO and Controller. The Code of Ethics supplements the Proper Business Practices Policy and is intended to promote ethical conduct and compliance with law and to deter wrongdoing and conflicts of interest. The text of these documents is available on our website (www.ampex.com). We may post certain amendments to or waivers from these policies on our website. Please note, however, that the information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement.

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has appointed BDO Seidman, LLP (“BDO”) as our principal independent registered public accounting firm to audit our financial statements for fiscal 2006, and you are being asked to ratify their selection. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our registered public accountants, who report directly to the Audit Committee. Although we are not required to submit the selection of BDO to a vote of our stockholders for ratification, our Board of Directors has directed that this matter be submitted to a vote of our stockholders for ratification on an advisory basis. If our stockholders fail to approve the selection of BDO, the Audit Committee will reconsider whether to retain BDO, and may retain that firm or another firm without resubmitting the matter to a vote of our stockholders. Even if stockholders vote in favor of the appointment of BDO, the Audit Committee may, in its discretion, appoint different independent auditors at any time during fiscal 2006 if it determines that such a change would be in the best interests of the Company and our stockholders.

BDO was appointed by the Audit Committee on December 13, 2004, and has audited our financial statements for fiscal 2004 and 2005. BDO was appointed following the resignation of PricewaterhouseCoopers LLP (“PWC”) on December 10, 2004. Prior to PWC’s resignation, PWC and its predecessors had audited our financial statements (including those of our predecessor companies) for our fiscal years from 1987 through 2003.

During our fiscal years ended December 31, 2003 and 2002 and through December 10, 2004, there were no disagreements between PWC and Ampex on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to the satisfaction of PWC, would have caused them to make reference to the subject matter of the disagreement in their reports on our financial statements for such years. During our fiscal years ended December 31, 2003 and 2002 and through December 10, 2004, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K). The reports of

PWC on our financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. Neither the Company, nor anyone on our behalf, has ever consulted with BDO on the application of accounting principles to a specific transaction (completed or proposed) or the type of audit opinion that might be rendered on our financial statements.

PWC’s letter to the SEC stating its agreement with the statements made herein was filed as an exhibit to our current report on Form 8-K filed with the SEC on December 16, 2004.

Representatives of BDO are expected to be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the Company’s outstanding shares of Class A Stock represented and voting at the Meeting is required for approval of this Proposal.

The Board recommends a vote FOR this proposal.

The following table summarizes the aggregate fees that Ampex expects to pay BDO for fiscal 2005 and fiscal 2004.

Type of Fees	Fiscal 2005	Fiscal 2004

Audit Fees	$625,000	$205,000
Audit Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total Fees	$625,000	$205,000

Audit Fees

Audit Fees were for the audit of our annual financial statements (including with respect to fiscal 2005 the audit of our internal control over financial reporting), the review of our quarterly financial statements, audits of our domestic subsidiaries, consents and assistance with review of documents we filed with the SEC.

Audit Related Fees

BDO did not bill us for any assurance or related services for fiscal 2005 that were reasonably related to their audit and review of our financial statements which were not covered by Audit Fees.

Tax Fees

BDO did not bill us for any tax compliance, tax advice or tax planning services for fiscal 2005.

All Other Fees

BDO did not bill us for any products or services other than those described above under “Audit Fees.”

Pre-Approval by Audit Committee

Under its charter, the Audit Committee is required to approve all products and services to be provided by our independent accountants, and all fees and other compensation to be paid to them. All of the services described above that were provided to us by BDO were pre-approved by the Audit Committee, which determined that such services were compatible with maintaining the independence of BDO from Ampex.

Work Performed by BDO’s Full-Time, Permanent Employees

Substantially all of BDO’s work on the audit of our financial statements for 2005 was performed by its partners and full-time employees.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material, and should not be deemed filed or incorporated by reference into any other Ampex filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee of our Board of Directors acts under a charter adopted by the Board on June 9, 2000, and amended on March 18, 2005, a copy of which was attached to our 2005 proxy statement. The Committee is composed of three “independent” directors, as defined in its charter and under the Nasdaq listing standards. Craig L. McKibben serves as the Secretary of the Committee, but is not a member.

The purpose of the Audit Committee is to assist the Board by overseeing our accounting and financial reporting processes and the audits of our financial statements. Management has primary responsibility for our financial statements and the reporting process, including our system of internal controls. In fulfilling its responsibilities, among other things, the Committee:

•                                                is directly responsible for the appointment, compensation, retention, scope of work and oversight of our independent accountants, and evaluation of their independence;

•                                                works to provide an open avenue of communication among our auditors, management and the Board, and reviews and discusses with management and the auditors our financial reports and SEC filings; and

•                                                oversees our auditing, accounting and financial reporting processes generally, and our systems of internal and disclosure controls, legal and regulatory compliance, ethics and the handling of complaints relating to our auditing process.

In this context, the Audit Committee has reviewed and discussed our audited financial statements for fiscal 2005 (the “2005 Financial Statements”) with management and with BDO Seidman, LLP, the Company’s independent registered public accounting firm. Management represented to the Committee that the 2005 Financial Statements were prepared in accordance with generally accepted accounting principles, and discussed significant accounting and disclosure issues with the Committee. The Committee discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received from BDO the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with BDO its independence from Ampex and our management, including a review of audit and non-audit fees for services performed for us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the 2005 Financial Statements be included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2005, for filing with the SEC. The Committee and the Board also have recommended, subject to shareholder approval, the selection of BDO as our independent auditors for fiscal 2006.

AUDIT COMMITTEE

Peter Slusser, Chairman

Douglas T. McClure, Jr.

William A. Stoltzfus, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

General

As of the date of this proxy statement, our authorized capital stock consists of our Class A Stock, our Class C Common Stock, par value $0.01 per share (“Class C Stock”), and our Preferred Stock, par value $1.00 per share (“Preferred Stock”). On the Record Date, there were 3,820,273 shares of Class A Stock outstanding, no shares held in treasury, and no shares of Class C Stock or Preferred Stock outstanding. Holders of our Class A Stock are entitled to elect all members of our Board of Directors.

As of the Record Date, there were 288 record holders of Class A Stock (reflecting approximately 8,288 beneficial owners), and no record holders of Class C Stock or Preferred Stock.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our Class A Stock by each person known by us to be the beneficial owner of more than 5% of our Class A Stock as of the Record Date. Unless otherwise indicated, the stockholders named below have sole voting and investment power with respect to all shares shown as beneficially owned by them. However, as indicated by the notes following the table, certain shares may be deemed to be beneficially owned by more than one holder as a result of attribution of ownership among affiliated persons and entities, or pursuant to contractual or other arrangements. The inclusion of any shares for any stockholder shall not be deemed an admission that the stockholder is, for any purpose, a beneficial owner of the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Class A Common Stock, $0.01 par value	Edward J. Bramson(1)	504,440	13.0%

	Craig L. McKibben(2)	228,031	5.9%

	Knoll Capital Management, LP(3)	288,872	7.6%

	Gruber & McBaine Capital Management, LLC (4)	193,813	5.1%

(1)                                  Edward J. Bramson is our Chairman of the Board and Chief Executive Officer. His address is 135 East 57th Street, 32nd Floor, New York, New York 10022. Mr. Bramson has stated, in certain filings with the SEC, that he disclaims beneficial ownership of certain shares shown in the table above for purposes of Sections 13(d), 13(g) and 16 of the Exchange Act, or otherwise. Mr. Bramson is the controlling stockholder of Second Jeffson Corporation (“SJC”), and serves as co-administrator of the Ampex Retirement Master Trust (the “Ampex Trust”). Mr. Bramson is also the controlling stockholder of Sherborne & Company Incorporated (“SCI”). SCI is the general partner of a partnership that controls the voting stock of Sherborne Holdings Incorporated (“SHI”). Accordingly, Mr. Bramson may be deemed to own beneficially all shares of Class A Stock beneficially owned, directly or indirectly, by SJC, the Ampex Trust, SCI and SHI. However, Mr. Bramson has no pecuniary interest in the shares held by the Ampex Trust. The shares shown in the table include:  205,468 shares owned directly by Mr. Bramson; 50,000 shares subject to outstanding options granted under the Company’s 1992 Stock Incentive Plan (25,000 of which are or will become exercisable within 60 days of the Record Date); 20,000 shares beneficially owned by SJC; 172,347 shares beneficially owned by the Ampex Trust;

1,698 shares beneficially owned by SCI; and 54,927 shares beneficially owned by SHI and a subsidiary of SHI. Of the total shares reported as beneficially owned, Mr. Bramson shares investment power with respect to 172,347 shares.

(2)                                  Craig L. McKibben is a director and executive officer of Ampex. His address is 135 East 57th Street, 32nd Floor, New York, New York 10022. Mr. McKibben has stated, in certain filings with the SEC, that he disclaims beneficial ownership of certain shares shown in the table above for purposes of Sections 13(d), 13(g) and 16 of the Exchange Act, or otherwise. Mr. McKibben serves as co-administrator of the Ampex Trust and, accordingly, Mr. McKibben may be deemed to own beneficially all shares of Common Stock beneficially owned by such trust. However, he has no pecuniary interest in the shares held by the Ampex Trust. The shares shown in the table include:  28,451 shares owned directly by Mr. McKibben; 27,233 shares subject to outstanding options granted under the Company’s 1992 Stock Incentive Plan (all of which are or will become exercisable within 60 days of the Record Date); and 172,347 shares beneficially owned by the Ampex Trust. Of the total shares reported as beneficially owned, Mr. McKibben shares investment power with respect to 172,347 shares.

(3)                                  According to a Schedule 13G filed with the SEC on February 9, 2006, Knoll Capital Management, LP (“KCMLP”) is an investment manager located at 237 Park Avenue, 9th Floor, New York, New York 10166. Fred Knoll, the principal partner and president of KCMLP, is also deemed to be a beneficial owner of the shares reported by KCMLP, and shares voting and investment power with KCMLP with respect to such shares.

(4)                                  According to the Schedules 13G and 13G/A filed with the SEC on January 30, 2006 and February 3, 2006, respectively, Gruber & McBaine Capital Management, LLC (“GMCM”) is a registered investment adviser located at 50 Osgood Place, Penthouse, San Francisco, CA 94133, and is a member of a group (within the meaning of Rule 13d-5(b) of the Exchange Act) formed together with Jon D. Gruber and J. Patterson McBaine, managers, controlling persons and portfolio managers of GMCM, and Eric B. Swergold. Each of Messrs. Gruber, McBaine and Swergold shares voting and investment power with GMCM with respect to the 193,813 shares reported by GMCM. In addition, Messrs. Gruber and McBaine beneficially own 22,897 shares and 22,130 shares, respectively, and each has sole voting and investment power with respect to his shares.

Security Ownership of Management

The following table sets forth certain information as to shares of our Class A Stock known by us to be beneficially owned as of the Record Date by:  (i) each director and nominee; (ii) our Chief Executive Officer and the other four most highly compensated executive officers who were officers as of December 31, 2005; and (iii) all current directors and executive officers as a group. No executive officer or director of the Company owns securities of any parent or subsidiary of the Company (other than directors’ qualifying shares), except as indicated in the footnotes to the table below. Unless otherwise indicated, the stockholders named below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The inclusion of any shares for any stockholder in the table below shall not be deemed an admission that such stockholder is, for any purpose, the beneficial owner of such shares. An asterisk denotes beneficial ownership of less than 1% of the class of securities indicated.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Class A Common Stock, $0.01 par value	Edward J. Bramson(1)	504,440	13.0%

	Craig L. McKibben(2)	228,031	5.9%

	Douglas T. McClure, Jr. (3)	7,825	*

	Peter Slusser(4)	4,625	*

	William A. Stoltzfus, Jr. (5)	2,175	*

	Robert L. Atchison(6)	150	*

	Joel D. Talcott(7)	25,271	*

	Ramon C.H. Venema(8)	5,000	*

	All current directors and executive officers as a group(9)	608,534	15.4%

(1)                                  See Note 1 under the “Security Ownership of Certain Beneficial Owners” table above.

(2)                                  See Note 2 under the “Security Ownership of Certain Beneficial Owners” table above.

(3)                                  Includes 7,700 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, 6,700 of which are currently exercisable or will become exercisable within 60 days of the Record Date.

(4)                                  Includes 4,000 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, 3,000 of which are currently exercisable or will become exercisable within 60 days of the Record Date.

(5)                                  Includes 2,000 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, 1,000 of which are currently exercisable or will become exercisable within 60 days of the Record Date.

(6)                                  Represents shares held by Mr. Atchison in a custodial account for a minor grandchild (with respect to which he has stated in filings with the SEC under Section 13(d) of the Exchange Act that he expressly disclaims beneficial ownership).

(7)                                  Includes 23,325 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, all of which are or will become exercisable within 60 days of the Record Date.

(8)                                  Represents 5,000 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, all of which are or will become exercisable within 60 days of the Record Date.

(9)                                  Includes an aggregate of 122,303 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, 94,303 of which are or will become exercisable within 60 days of the Record Date. Shares that are deemed beneficially owned by both Mr. Bramson and Mr. McKibben are counted only once in the total shares reported. See Notes 1 and 2 above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and certain stockholders owning more than 10% of any class of our equity securities to file reports with the SEC indicating their ownership of our securities and any changes in such ownership. Executive officers, directors and 10% stockholders are required to provide copies of these reports to us. Based on a review of copies of all such reports filed with respect to fiscal 2005 and furnished to us, as well as certain written representations provided to us by executive officers, directors and certain 10% stockholders, we believe that all such reports required to be filed with respect to fiscal 2005 have been filed in a timely manner.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table summarizes the compensation earned by or paid to our Chief Executive Officer and our four most highly compensated executive officers during 2005 who were officers as of December 31, 2005 (collectively, the “Named Executives”) for their services to Ampex and its subsidiaries during fiscal 2005, 2004 and 2003. We do not have employment contracts with any of the Named Executives. See “Termination of Employment and Change-in-Control Arrangements,” below.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Number of Securities Underlying Options/ SARs	Long Term Incentive Plan Payouts	All Other Compensation(1)

Edward J. Bramson,	2005	$225,000	$122,375	$0	$0	25,000	$0	$4,000
Chairman and Chief	2004	225,000	0	0	0	50,000	0	4,000
Executive Officer	2003	175,008	0	0	0	0	0	4,000

Robert L. Atchison,	2005	190,008	151,000	0	0	0	0	4,000
Vice President	2004	190,008	719,072	0	0	30,000	0	4,000
	2003	178,500	360,000	0	0	0	0	4,000

Craig L. McKibben,	2005	200,004	100,000	0	0	0	0	4,000
Vice President,	2004	200,004	275,000	0	0	50,000	0	4,000
Treasurer and Chief	2003	187,008	175,000	0	0	0	0	4,000
Financial Officer

Joel D. Talcott,	2005	185,004	350,142	0	0	0	0	4,000
Vice President and	2004	185,004	916,982	0	0	30,500	0	4,000
Secretary	2003	170,508	139,629	0	0	0	0	4,000

Ramon C.H. Venema,	2005	150,000	70,000	0	0	0	0	4,000
Vice President	2004	150,000	100,000	0	0	25,000	0	4,000
	2003	140,000	50,000	0	0	0	0	4,000

(1)                                  All amounts disclosed for the Named Executives under “All Other Compensation” consist of matching Company contributions under the Ampex Savings Plan, which is an employee-contributory savings incentive plan intended to qualify under Section 401(k) of the Internal Revenue Code.

Termination of Employment and Change-in-Control Arrangements

Each of Messrs. Atchison, McKibben and Talcott is party to an Employment Security Letter pursuant to which he is entitled to continuation of salary, average bonus and medical and insurance benefits for 24 months following a “change in control” of Ampex (as defined in the Employment Security Letter) in which he is terminated, his compensation and benefits are reduced to less than 90% of then-current compensation and benefits or he is relocated to a work location more than 50 miles from his current work location. In addition, Mr. Talcott’s agreement provides for continuation of certain royalty-based incentive compensation payments. Such benefits are subject to deferral or reduction as necessary to avoid excise tax under Section 4999 of the Internal Revenue Code and to ensure deductibility under Section 280G of the Internal Revenue Code, and will cease if the Named Executive accepts employment with a company engaged in business similar to the Company’s business.

Option/SAR Grants

During fiscal 2005 we granted options to purchase a total of 25,000 shares of our Class A Stock to our Named Executives. The following table describes those options and the potential value of such options at the end of their terms, assuming certain levels of stock price appreciation.

Option/SAR Grants in Fiscal 2005

	Individual Grants (1)
Name	Number of Securities Underlying Options/ SARs Granted (#)		% of Total Options/ SARs Granted to Employees in Fiscal Year (3)	Exercise or Base Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)(2)
						5% ($)	10% ($)

Edward J. Bramson	25,000	(4)	100%	$38.25	6/10/08	$150,728.91	$316,518.75

Robert L. Atchison	0		—	—	—	—	—

Craig L. McKibben	0		—	—	—	—	—

Joel D. Talcott	0		—	—	—	—	—

Ramon C.H. Venema	0		—	—	—	—	—

(1)                                  All options are nonqualified stock options granted pursuant to our 1992 Stock Incentive Plan. All options were granted with an exercise price greater than or equal to the fair market value on the date of grant.

(2)                                  Potential realizable values reflect the difference between the option exercise price on the date of grant and the fair market value of the Company’s Class A Stock at the end of the option term, assuming 5% and 10% compounded annual appreciation of the stock price from the date of grant until the expiration of the option. The 5% and 10% appreciation rates are assumed pursuant to rules promulgated by the SEC and do not reflect actual historical or projected rates of appreciation of the Class A Stock. Assuming such appreciation, on June 10, 2008, the per share value for all of the options granted to Mr. Bramson, which expire on that date, would be approximately $150,728.91 at 5% and $316,518.75 at 10% (based on a fair market value per share of $38.25 on June 10, 2005, which was the date such options were granted). The foregoing values do not reflect appreciation actually realized by the Named Executive. See “Options/SAR Exercises and Values,” below.

(3)                                  For purposes of calculating these percentages, the total number of options granted to all employees in fiscal 2005 was 25,000.

(4)                                  These options will become exercisable as to 50% of the underlying shares on June 10, 2006, and as to the remaining 50% of the underlying shares on June 10, 2007. These options will expire as to all such shares on June 10, 2008.

Option/SAR Exercises and Values

The following table provides certain information concerning the exercise of stock options during 2005 and the value of unexercised options to purchase shares of our Class A Stock held by the Named Executives as of December 31, 2005.

Aggregated Option/SAR Exercises in Fiscal 2005 and
Fiscal Year End Option/SAR Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Edward J. Bramson	0	$0	25,000	25,000	$481,000.00	$0

Robert L. Atchison	32,838	$1,077,096.15	0	0	$0	$0

Craig L. McKibben	3,276	$103,297.49	27,233	0	$423,914.92	$0

Joel D. Talcott	6,309	$169,965.94	26,325	0	$471,380.00	$0

Ramon C.H. Venema	12,500	$340,631.85	12,500	0	$240,500.00	$0

(1)                                  The fair market value per share of Class A Stock on December 31, 2005 was $20.39, based on the month-end closing price for December 2005, as quoted on the Nasdaq National Market.

Pension Plan

We maintain an Employees’ Retirement Plan for our employees (the “Retirement Plan”). The Retirement Plan is a defined benefit plan under which a participant’s annual post-retirement pension benefit is generally determined by the employee’s years of credited service as determined under the Retirement Plan

(“Credited Service”) and his or her average annual earnings during the highest 60 consecutive months of the last 120 consecutive months of service (“Final Average Annual Compensation”). Effective February 1, 1994, the accrual of additional benefits under the Retirement Plan was discontinued by providing that a participant’s benefits will be determined on the basis of Credited Service and Final Average Annual Compensation accrued to the earlier of termination of employment or January 31, 1994. There are no employee contributions under the Retirement Plan. Under applicable Internal Revenue Code limits, the maximum annual benefit payable under the Retirement Plan, as of January 1, 2004, is $160,000, assuming that payments are made on a straight life or qualified joint and survivor basis, beginning at age 65.

The following table describes the estimated annual benefits payable upon retirement under the Retirement Plan at specified compensation levels and for specified years of Credited Service. As indicated above, Final Average Annual Compensation and Years of Credited Service for each employee were frozen during 1994.

Pension Plan Table

Final Average Annual Compensation
	Years of Credited Service
	15	20	25	30	35	40

$75,000	$14,700	$19,500	$24,400	$29,300	$34,200	$39,100
100,000	19,900	26,500	33,200	39,800	46,400	53,100
125,000	25,200	33,500	41,900	50,300	58,700	67,100
150,000	30,400	40,500	50,700	60,800	70,900	81,100
175,000	35,700	47,500	59,400	71,300	83,200	95,100
200,000	40,900	54,500	68,200	81,800	95,400	109,100
225,000	44,900	59,900	74,900	89,900	104,900	119,800
250,000	44,900	59,900	74,900	89,900	104,900	119,800
275,000	44,900	59,900	74,900	89,900	104,900	119,800
300,000	44,900	59,900	74,900	89,900	104,900	119,800
325,000	44,900	59,900	74,900	89,900	104,900	119,800
350,000	44,900	59,900	74,900	89,900	104,900	119,800
375,000	44,900	59,900	74,900	89,900	104,900	119,800
400,000	44,900	59,900	74,900	89,900	104,900	119,800
425,000	44,900	59,900	74,900	89,900	104,900	119,800
450,000	44,900	59,900	74,900	89,900	104,900	119,800
475,000	44,900	59,900	74,900	89,900	104,900	119,800
500,000	44,900	59,900	74,900	89,900	104,900	119,800

A participant’s annual pension payable as of normal retirement date will be equal to the following (subject to a minimum benefit level and to the freezing of benefits as described above):  1.1% of that portion of the Final Average Annual Compensation, up to the “Social Security Integration Amount” in effect for 1994, plus 1.4% of that portion of the Final Average Annual Compensation in excess of the Social Security Integration Amount, multiplied by the number of years of Credited Service. As a result of the benefit freeze, the Social Security Integration Amount, which is determined based on a participant’s year of birth, has been frozen at the level that was applicable for each year of birth in 1994. The Social Security Integration Amount was $24,312 for a participant retiring in 1994 at age 65. For purposes of determining Final Average Compensation, salary, overtime and sales commissions are included. Because of the freeze implemented in January 1994, compensation during 1994 or subsequent years will not be used to determine Final Average Annual Compensation for the Names Executives. The table above assumes that benefits are payable for life from normal retirement date (age 65) and are computed on a straight life basis. The benefits payable are not subject to any deduction for Social Security or other offset amounts.

Since January 31, 1994, the Final Average Annual Compensation and the estimated years of Credited Service for each of the Named Executives have been as follows:  Mr. Atchison — $138,524; 18 years and 2 months; Mr. Talcott — $130,706; 19 years and 3 months; and Mr. Venema — $87,061; 14 years and 6 months.

Messrs. Bramson and McKibben are not participants in the Retirement Plan. In addition to the estimated benefits payable shown in the table above, Mr. Talcott is eligible to receive $15,140 per year upon retirement at normal retirement age under the terms of the Ampex Corporation Supplemental Retirement Income Plan, which was terminated as of December 31, 1987.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report should not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report therein.

Compensation for the Company’s executive officers for fiscal 2005 was determined by the Compensation Committee of the Board of Directors (the “Committee”). (Prior to his resignation from the Committee in March 2005, Mr. Bramson abstained from decisions with respect to his own compensation). The Committee has provided the following report with respect to the compensation of executive officers for fiscal 2005.

Overview

Ampex believes that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and must align compensation with the Company’s short-term and long-term business strategies and performance goals. In the case of executive officers, it must also provide meaningful incentives for measurably superior performance. To ensure that our compensation practices remain competitive, Ampex regularly compares its compensation policies with those of other similar companies.

The Company’s compensation philosophy for executive officers is to pay above-average total compensation when superior performance is achieved, both by the Company and the individual executive. In recent years, because of the Company’s financial situation and its cash requirements, superior performance for the Company has been equated with achieving certain levels of royalties, sales, operating cash flow, profit and other indicators of financial performance. Superior performance by an individual is measured according to a variety of objective and subjective factors. Based on available data reviewed by the Committee, we believe that the base salary of the Company’s Chief Executive Officer is significantly below the median salary for comparable positions with other companies in the electronics and other technology industries. Aggregate base salaries for the Company’s other executive officers as a group are below median for comparable positions in other high-technology companies. If superior performance is achieved both by Ampex and the individual, the base salary plus cash bonuses may compensate an executive at above-average levels. If Ampex does not achieve financial targets and/or individual performance is not superior, total compensation will be below comparable average total compensation levels.

Components of Executive Compensation

Ampex provides several different types of compensation for its executive officers in order to achieve its goals of encouraging technological innovation, fostering teamwork and enhancing the loyalty of valuable employees. The Committee believes that the achievement of these goals will ultimately enhance stockholder value. The components of executive compensation are as follows:

Salary. The Committee establishes base salaries for its executive officers by reviewing salaries and annual bonuses for comparable positions with other companies. Salary increases may be granted from time to time based on both individual performance and on the Company’s ability to pay such increases.

Cash Incentive Plans. In 2003, 2004 and 2005, the Company paid its executive officers cash bonuses under cash incentive plans based on the financial performance of the Company and on their individual performance.

1992 Stock Incentive Plan. The Company’s 1992 Stock Incentive Plan (the “Stock Incentive Plan”) provides for the granting of stock options and stock appreciation rights with respect to the Company’s Class A Stock to directors, executive officers and other employees and service providers. The purpose of the Stock

Incentive Plan is to provide additional incentives for participants to maximize stockholder value. Through the Stock Incentive Plan, the long-range interests of employees are aligned with the interests of the stockholders of the Company as these employees build an ownership interest in the Company. The Stock Incentive Plan Committee of the Board, which is composed solely of non-employee directors, makes all decisions with respect to options granted under the Stock Incentive Plan to executive officers of the Company. Awards to non-employee directors are made by the Board of Directors, without the participation or vote of the non-employee directors. During 2005, we granted options to purchase a total of 25,000 shares to our executive officers under the Stock Incentive Plan. See “Compensation of Executive Officers — Option/SAR Grants,” above.

2000 Stock Bonus Plan. The Company’s 2000 Stock Bonus Plan (the “Stock Bonus Plan”) provides for the issuance of shares of Class A Stock as stock bonuses or direct stock purchase rights to directors, executive officers and other key employees, and to certain consultants, advisers and service providers. The primary purposes of the Stock Bonus Plan are to permit the Company to pay non-cash, equity compensation to eligible individuals for services provided to the Company, and to encourage continued service with the Company and the achievement of certain performance objectives by such individuals. The Committee believes that any grants made under the Stock Bonus Plan will enable the Company to attract and retain highly qualified employees in its core businesses, align the long-range interests of key employees with the interests of the Company’s stockholders, and conserve cash that might otherwise be required to pay compensation to eligible individuals. There were no grants under the Stock Bonus Plan during fiscal 2005.

Limitation on Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility, for income tax purposes, of certain executive compensation in excess of $1.0 million for any individual Named Executive in a single tax year. The Committee generally intends that awards granted under its 1992 Stock Incentive Plan be deductible under Section 162(m). However, in order to maintain flexibility in compensating its executive officers, the Committee does not require all compensation paid to the Company’s Named Executives to be deductible under Section 162(m). Accordingly, the Committee approved compensation components for certain of its Named Executives during fiscal year 2005 that may not be fully deductible, and the Committee may do so again in the future, under appropriate circumstances.

Fiscal 2005 Compensation

Compensation of Chief Executive Officer; Relationship to Company Performance. For fiscal 2005, Edward J. Bramson, the Company’s Chairman and Chief Executive Officer, received a salary of $225,000 and a cash performance bonus of $122,375 for his services to the Company and its subsidiaries. Mr. Bramson’s salary for fiscal 2005 was a fixed amount and accordingly did not have any particular relationship to the Company’s performance. As indicated above, the Committee believes that Mr. Bramson’s base salary is, and has been for several years, significantly below the median salary for chief executive officers of other companies in the electronics and other technology industries. Accordingly, in recognition of Mr. Bramson’s significant contributions to the Company’s performance during fiscal 2005, specifically with respect to the levels of royalty revenues received by the Company during fiscal 2005, the Committee unanimously decided to award him the 2005 performance bonus. In future years, as in the past, Mr. Bramson’s compensation package may include cash bonuses, the payment of which will be tied to both individual and Company performance. Mr. Bramson also received options to purchase a total of 25,000 shares of Class A Stock under the Stock Incentive Plan during fiscal 2005. The Compensation Committee considered granting additional compensation to Mr. Bramson in 2005, but decided against doing so in light of the incentive fee arrangements between the Company and one of Mr. Bramson’s affiliates, HIP-IV. These arrangements are more fully described under “Certain Relationships and Related Transactions” in the Company’s 2006 Proxy Statement. The Committee believes that Mr. Bramson’s contributions to the Company during 2005 amply justified all of the components of his 2005 compensation.

Compensation of Other Executive Officers. The compensation of the Company’s other executive officers (including the Named Executives) for fiscal 2005 was approved by the Committee in accordance with the general principles described above. Salary levels did not increase from 2004 levels, and were below average for comparable positions with other high technology companies. For the reasons indicated below, the Committee concluded that cash bonuses for fiscal 2005 to all executive officers other than Mr. Bramson were appropriate. The bonuses ranged in amount from $45,000 to $350,142 and totaled $716,142 for the Company’s five executive officers other than Mr. Bramson. Of this amount, $576,142 was paid based on the accomplishment of specific objectives by individual officers, or the achievement of specific financial performance levels by the Company, and $140,000 was allocated to executives by Mr. Bramson in accordance with the discretionary authority delegated to him by the Committee.

Joel D. Talcott, Vice President and General Counsel of the Company, received incentive payments of $325,142, which were computed in accordance with the patent licensing incentive program based on the dollar value of licensing revenue received by the Company during 2005, and a $25,000 discretionary bonus. Robert L. Atchison, Vice President of the Company, received incentive payments of $151,000, which were computed in accordance with the Data Systems incentive program, based on certain income generated by Data Systems, less declines in Data Systems’ cash flow, during 2005. Craig L. McKibben, Vice President and CFO, received incentive payments of $100,000, which were computed in accordance with specific performance goals established to support the licensing program.

In approving the bonuses for fiscal 2005, the Committee considered the contributions made by each officer in his particular area of responsibility and under the foregoing incentive programs. The Stock Incentive Plan Committee granted options under the Plan to purchase a total of 25,000 shares of Class A Stock to the Company’s executive officers during fiscal 2005.

COMPENSATION COMMITTEE

Peter Slusser, Chairman

Douglas T. McClure, Jr.

William A. Stoltzfus, Jr.

STOCK PERFORMANCE GRAPH

The following Comparison of Cumulative Total Returns should not be deemed to be incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it therein.

The following graph compares the performance of the Company’s Class A Stock to the Standard & Poor’s 500 Stock Index and the Standard & Poor’s 500 Information Technology Index over the five-year period ending at the end of our 2005 fiscal year. The graph assumes that $100 was invested on December 31, 2000 in our Class A Stock, the S&P 500 Index and the S&P IT Index, and that all dividends were reinvested. The Company did not pay any dividends during this five-year period.

COMPARISON OF CUMULATIVE TOTAL RETURNS THROUGH 2005

AMPEX CORPORATION, S&P 500 INDEX AND

S&P INFORMATION TECHNOLOGY INDEX

	December 31
	2000	2001	2002	2003	2004	2005
Ampex	$100.00	$37.33	$21.33	$9.07	$530.40	$271.87
S&P 500	100.00	90.90	80.09	62.39	80.29	89.03
S&P IT	100.00	59.10	43.81	27.42	40.37	41.40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 1996, we sold 20,000 shares (as adjusted) of our Class A Stock to Second Jeffson Corporation (“SJC”), an affiliated corporation controlled by our Chairman and CEO, Edward J. Bramson, at the then-current fair market value. We did so in recognition of the continued services of Mr. Bramson and in lieu of paying cash incentive compensation or granting additional stock options to him. (During the period from 1992 to 1996, Mr. Bramson had been awarded options under our 1992 Stock Incentive Plan to purchase a net total of 2,125 shares.)  SJC paid the purchase price for the shares partly in cash and partly by issuing a promissory note. The note was secured by a pledge of the 20,000 shares that were purchased. For several years, the market value of the pledged shares was substantially less than the principal amount of the notes. In 2002, SJC advised us that there could be no assurance that it would be able to obtain additional funds from Mr. Bramson or others to make future payments of interest or principal on the notes. In 2002, we offset the “Notes receivable from stockholders” against “Other additional capital” in our consolidated balance sheets, effectively negating the original transaction for accounting purposes.

Ampex continues to hold the note issued by SJC, which is a 5.74% non-recourse note secured by a pledge of the 20,000 shares of Class A Stock. The outstanding principal amount of the note was $1,848,000 at all times during 2005, and the note is scheduled to mature in October 2008. Under the terms of the note, interest of $106,075 is forgiven annually so long as Mr. Bramson continues to serve as an officer and director of Ampex. If he ceases to serve in those capacities, it is unlikely that SJC will have sufficient assets to enable it to pay interest on the note, which would result in a default under the note. To date, SJC has paid a total of $550,000 of the initial purchase price for the shares securing the note, and $147,840 of interest due on the note. Should SJC default on the note at or before maturity, our recovery would be limited to the 20,000 shares securing the note which, at December 31, 2005, had a fair market value of $407,800. If we are required to foreclose on the note, there would be no financial statement effect on our net income or net assets except for possible future tax benefits that may be realized in future years. Mr. McKibben is a Vice President of SJC.

During 2004 and 2005, we paid consulting fees of $0.6 million and $1.0 million, respectively, to Hanover Investors Limited, a British investment advisory company (“Hanover UK”), for their investment advisory services. These services included identifying opportunities for us to make an indirect investment in 4imprint Group plc, a promotional products company listed on the London Stock Exchange (“4imprint”), and to profit indirectly from an investment in Elementis Group plc, a publicly traded UK specialty chemicals company (“Elementis”). Ampex is not an investor in Hanover UK, and neither Mr. Bramson nor Mr. McKibben is an officer, director or stockholder of Hanover UK. We do not expect to pay any further consulting fees to Hanover UK after March 31, 2006.

The 4imprint investment was sold in 2004, and we received total distributions of $3.3 million on our original $1.0 million investment, as reported in our 2005 proxy statement. Mr. Bramson served as Chairman or a director of 4imprint at various times from October 2003 through April 2005. He was also appointed the non-executive Chairman of the Board of Directors of Elementis on June 6, 2005, and its Executive Chairman on August 9, 2005, and has agreed to assign to us any director’s fees or other compensation he may receive from Elementis in the future. Mr. Bramson has advised us that he does not intend to continue as Executive Chairman of Elementis after the completion of its operational turnaround plan.

The investment in Elementis was made in January 2005 by Hanover Investors Partners-V, LLC, a limited liability company (“Hanover V”). Hanover V purchased approximately 15% of the outstanding voting shares of Elementis. Ampex is not an investor in Hanover V or Elementis. The sole managing member of Hanover V is HIP-IV Incorporated (“HIP-IV”), an entity in which Messrs. Bramson and McKibben are officers and majority stockholders; Mr. Bramson is also a director of HIP-IV. As managing member of Hanover V, HIP-IV is entitled to receive approximately 60% of any incentive fees payable by Hanover V, but HIP-IV assigned those fees to us in March 2005. As an incentive for Mr. Bramson to maximize HIP-IV’s investment performance, and therefore the amount of incentive fees payable to us, the Compensation Committee of our Board of Directors determined in June 2005 that HIP-IV should retain one-third of the incentive fees it had previously assigned to us (i.e., approximately 20% of any fees payable by Hanover V). Any incentive fees so retained by HIP-IV will directly benefit Messrs. Bramson and McKibben because of their interests in HIP-IV, described above.

Hanover UK is also entitled to receive certain incentive fees from Hanover V, depending upon gains realized in the Elementis transaction, but any such fees will be reduced by the amount of consulting fees we paid to Hanover UK in 2005 and 2006. This will effectively reimburse us for the consulting fees. All of the consulting fees we paid to Hanover UK through September 2004 were reimbursed to us in this manner in connection with the sale of the 4imprint investment.

On March 27, 2006, Hanover V sold approximately two-thirds of its 15% stake in Elementis for the equivalent of approximately $61.4 million. Based upon the amount of Hanover V’s net gain from this sale, we believe we will be entitled to receive approximately $2.3 million of incentive fees (including reimbursement of all consulting fees we paid to Hanover UK through that date), and HIP-IV will be entitled to retain approximately $0.4 million of incentive fees (which represents 20%, compared to our 40%, of all incentive fees payable by Hanover V, after such reimbursement). We may be entitled to receive additional incentive fees based on Hanover V’s net gain from any future sale of its remaining investment in Elementis, but we cannot predict the timing or amount of any such sale.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

We anticipate that our 2007 Annual Meeting of Stockholders will be held on or about May 18, 2007. Under SEC regulations, we must receive stockholder proposals submitted for inclusion in our proxy statement and proxy relating to the 2007 Annual Meeting by December 15, 2006.

Under our By-Laws, stockholder proposals submitted after December 15, 2006 may still be considered at our 2007 Annual Meeting, even though not included in our proxy statement, if we receive them at least 70 days, but not more than 90 days, before May 19, 2007, which will be the first anniversary of our 2006 Annual Meeting. However, if the date of our 2007 Annual Meeting is advanced by more than 20 days or delayed by more than 70 days from May 19, 2007, then we must receive all stockholder proposals to be considered at our 2007 Annual Meeting at least 90 days before the 2007 Annual Meeting, and not later than the close of business on the later of:  (i) the 70th day before the 2007 Annual Meeting; or (ii) the 10th day after we publicly announce the date of the 2007 Annual Meeting.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Meeting and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the accompanying Notice of Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such proxies.

“HOUSEHOLDING” OF DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries, such as banks, brokers and nominees, to deliver only one annual report and proxy statement to eligible stockholders who share a single address, unless they receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed for stockholder convenience and to reduce printing and postage costs. If you are a beneficial owner of our Class A Stock, you may have received notice from your bank, broker or other nominee that they will be householding materials to your address. In that case, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, or if you are receiving multiple copies of an annual report and proxy statement and wish to receive only one of each, please notify your bank, broker or nominee.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2005 filed with the SEC, including the financial statements and the schedules thereto. We do not undertake to furnish without charge copies of all exhibits to our Form 10-K, but will furnish any exhibit upon the payment of a charge equal to our costs of copying and mailing any such exhibits. Such written requests should be directed to Ms. Karen Dexter, Director of Investor Relations, Ampex Corporation, 1228 Douglas Avenue, Redwood City, California 94063. Each such request must set forth a good faith representation that, as of the close of business on March 22, 2006, the person making the request was a beneficial owner of securities entitled to vote at the Meeting.

By Order of the Board of Directors

Edward J. Bramson
Chairman

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY CARD

PLEASE DATE, SIGN AND MAIL YOUR

PROXY CARD BACK AS SOON AS POSSIBLE

ANNUAL MEETING OF STOCKHOLDERS

AMPEX CORPORATION

May 19, 2006

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

PLEASE MARK YOUR VOTES
☒	AS IN THIS EXAMPLE

		FOR the nominee	WITHHOLD Authority to vote for
		listed at right	the nominee at right

1.	ELECTION OF	☐	☐	NOMINEE:		Craig L. McKibben
CLASS III
	DIRECTORS	☐	☐	NOMINEE:		Peter Slusser

2.	PROPOSAL TO RATIFY THE SELECTION			FOR	AGAINST	ABSTAIN
	OF BDO SEIDMAN, LLP AS INDEPENDENT			☐	☐	☐
PUBLIC ACCOUNTANTS FOR THE 2006
FISCAL YEAR

I PLAN TO ATTEND MEETING  ☐

The undersigned acknowledges receipt of (a) the Notice of 2006 Annual Meeting of Stockholders, (b) the accompanying proxy statement and (c) the Company’s 2005 Annual Report.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE	DATE	, 2006	SIGNATURE	DATE	, 2006
Signature if held jointly

PROXY INSTRUCTIONS:

1.             Please sign exactly as the name or names appear on your stock certificate (as indicated hereon).

2.             If the shares are issued in the name of two or more persons, all of them must sign the proxy.

3.             A proxy executed by a corporation must be signed in its name by an authorized officer.

4.             Executors, administrators, trustees and partners should indicate their capacity when signing.

AMPEX CORPORATION

CLASS A COMMON STOCK PROXY

FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 19, 2006

The undersigned hereby appoints Edward J. Bramson and Craig L. McKibben, or either of them, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of AMPEX CORPORATION to be held at The Peninsula Hotel, located at 700 Fifth Avenue and 55th Street, New York, New York 10019 on May 19, 2006 at 10:00 a.m., and any adjournments thereof, and to vote the number of shares of the CLASS A COMMON STOCK OF AMPEX CORPORATION that the undersigned would be entitled to vote if personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMPEX CORPORATION. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION NAMED ON THE REVERSE, AND FOR PROPOSAL 2.

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AND BY APPLICABLE STATE LAWS (INCLUDING MATTERS THAT THE PROXY HOLDERS DO NOT KNOW, A REASONABLE TIME BEFORE THIS SOLICITATION, ARE TO BE PRESENTED).

CONTINUED AND TO BE SIGNED ON REVERSE SIDE